Exhibit 10.20

DESCRIPTION OF EMPLOYMENT AGREEMENT WITH C. H. LAWRENCE, JR.

Pursuant to an oral agreement, Mr. Lawrence performs specific duties for TFB on a part-time basis in addition to his duties as a director of Bankshares. These duties include business development and one-on-one customer calling, and planning and conducting various sales training classes for TFB employees such as “Establishing Customer Relationships for Managers and Customer Sales Representatives,” “Building a Winning Sales Team,” and “Developing Teller Excellence.” Mr. Lawrence’s compensation for these part-time services is $100 per hour.